UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2009

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 19, 2009, CSG Systems International, Inc.’s (“CSG”) Board of Directors named Bret C. Griess, Senior Vice President Operations and Delivery and CIO, as an executive officer. In conjunction with Mr. Griess’s appointment, CSG and Mr. Griess entered into an Employment Agreement dated February 19, 2009 (the “Agreement”). A brief description of the Agreement is as follows:

•

Mr. Griess will receive a base salary of not less than $325,000 per year. Mr. Griess shall also have the opportunity to earn an incentive bonus of not less than 65% of his annual base salary if the agreed upon objectives for the particular calendar year are fully achieved.

•	Key termination benefits under the Agreement are summarized as follows:

•

If the Agreement is terminated due to death or disability, Mr. Griess (or his estate as the case may be) will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his annual incentive bonus for the calendar year in which the termination occurs.

•	If the Agreement is terminated for cause (as defined), Mr. Griess will be entitled to receive his base salary accrued through the effective date of such termination.

•

If the Agreement is terminated without cause (as defined) prior to a change in control of CSG, Mr. Griess will be entitled to receive his base salary through the date that is one year from the effective termination date, plus an amount equal to 115% of the base salary in effect on the effective termination date.

•

If the Agreement is terminated without cause (as defined) after a change in control of CSG, Mr. Griess will be entitled to receive his base salary through the date that is one year from the effective termination date, plus an amount equal to 165% of the base salary in effect on the effective termination date.

•

Mr. Griess will be precluded from soliciting CSG employees for employment outside of CSG, and competing against CSG for a period of one year from the effective date of his termination of employment with CSG.

A copy of the Employment Agreement with Bret C. Griess, dated February 19, 2009, is attached hereto as Exhibit 10.51 and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, CSG’s Board of Directors named Bret C. Griess, Senior Vice President Operations and Delivery and CIO, as an executive officer. Mr. Griess has an Employment Agreement with CSG dated February 19, 2009 (the “Agreement”). The text set forth in Item 1.01 regarding the Agreement is incorporated into this section by reference. Mr. Griess does not have any family relationships with any executive officer or director of CSG or its affiliates. He is not a party to any transaction requiring disclosure.

On February 19, 2009, CSG’s Board of Directors approved the performance goals for CSG’s 2009 Performance Bonus Program (the “2009 Plan”). Under the 2009 Plan, participants are eligible to receive a bonus equal to 70%—200% of a target percentage of their annual base salaries in effect on the last business day of the year, based on the achievement of pre-established company performance goals and the achievement of their individual performance objectives. The 2009 Plan pre-established performance goals consist of the attainment by CSG on a consolidated basis of (i) not less than a specified minimum level of total revenue for 2009 and (ii) not less than a specified minimum level of operating income for 2009. If either the total revenue or operating income falls below the minimum specified level for 2009, then no bonus awards will be paid under the 2009 Plan. Total revenue and operating income will be determined by reference to CSG’s audited financial statements for 2009.

Additionally, on February 19, 2009, the Board of Directors approved the following annual base salaries and target bonus percentages for 2009 for its executive officers. These amounts and percentages were unchanged from 2008 for the incumbent executive officers.

•	Mr. Peter E. Kalan, Chief Executive Officer and President: base salary of $500,000 and target bonus percentage of 110% of base salary.

•	Mr. Robert M. (“Mike”) Scott, Executive Vice President: base salary of $438,000 and target bonus percentage of 75% of base salary.

•	Mr. Randy R. Wiese, Executive Vice President and Chief Financial Officer: base salary of $335,000 and target bonus percentage of 65% of base salary.

•	Mr. Joseph T. Ruble, Executive Vice President, General Counsel, Chief Administrative Officer & Corporate Secretary: base salary of $280,000 and target bonus percentage of 65% of base salary.

•	Mr. Bret C. Griess, Executive Vice President Operations: base salary of $325,000 and target bonus percentage of 65% of base salary.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.51	Employment Agreement with Bret C. Griess dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.51	Employment Agreement with Bret C. Griess dated February 19, 2009

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